Exhibit 99.1

DIVIDEND RECORD DATE CHANGE

FOR IMMEDIATE RELEASE

OMAHA, Neb., May 5, 2007 – Union Pacific Corporation (NYSE:UNP) announced that the record date for the Company’s second quarter dividend will move one week, from May 30, 2008 to June 6, 2008. This change is necessary to allow sufficient administrative processing time for the Company’s recently announced two-for-one stock split, distributed as a stock dividend. The stock dividend payable date remains unchanged at May 28, 2008 to shareholders of record on May 12, 2008. The second quarter dividend payable date is also unchanged at July 1, 2008.

Additional information is available at our Web site: www.up.com. Contact for investors is Jennifer Hamann at 402-544-4227. Contact for media is Donna Kush at 402-544-3753 or 402-216-5486.